TEXAS VANGUARD OIL COMPANY

                              9811 Anderson Mill Road

                                      Suite 202

                                Austin, Texas 78750

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEXAS VANGUARD OIL COMPANY, a Texas Corporation, will be held at 9811 Anderson Mill Road, Austin, Texas, on Thursday, June 12, 2003, at 10:00 A.M., local time, for the purpose of taking action on:

1. The election of three (3) directors to serve until the next Annual Meeting of Shareholders, and until their successors shall be duly elected and qualified;

2. To ratify the appointment of Sprouse & Anderson, L.L.P., as independent public auditors of the Company for the fiscal year ending December 31, 2003; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 24, 2003, are entitled to notice and to vote at this meeting and any adjournments thereof.

                                     	BY ORDER OF THE BOARD OF DIRECTORS

                                                 TERESA NUCKOLS
                                                 Secretary




April 28, 2003
Austin, Texas

                       PLEASE RETURN YOUR SIGNED PROXY

Please complete and promptly return your proxy form in the postage-paid envelope. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and avoid unnecessary solicitation costs. Your vote is very important.


                          TEXAS VANGUARD OIL COMPANY

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                     SOLICITATION AND REVOCATION OF PROXY

The accompanying proxy is solicited by the Board of Directors of Texas Vanguard Oil Company, 9811 Anderson Mill Road, Ste. 202, Austin, Texas, 78750, telephone
(512) 331-6781 (the "Company"), for use at the Annual Meeting of Shareholders to be held on June 13, 2003, at 10:00 A.M. at 9811 Anderson Mill Road, Austin, Texas or any adjournments. The Company will bear the cost of this solicitation. Solicitation of proxies will be by mail and it is anticipated that the proxy materials will be mailed to shareholders on or about May 8, 2003. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock and will be reimbursed for their reasonable expenses. All properly executed proxies will be voted (except to the extent that authority to vote in the election of directors has been withheld), and where a choice has been specified by the shareholder as provided on the proxy, it will be voted in accordance with the specifications so made. Proxies submitted without specification will be voted for the proposed nominees for directors and other proposals set forth herein.

Any shareholder may revoke his proxy at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary or by voting in person at the meeting.

                             VOTING SECURITIES

The voting securities of the Company consist of one class of Common Stock
($.05 par value), 12,500,000 shares authorized for issuance. Only shareholders of record at the close of business April 24, 2003, will be entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were outstanding 1,416,587 shares of Common Stock of the Company. The presence, in person or by proxy of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum to transact business at the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote on each of the shares represented in person or by the proxy at the meeting. A majority is required for the election of directors and for the ratification of the appointment of independent auditors.

                         PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth, as of March 28, 2003, the number of shares of outstanding Common Stock of the company owned by each person who owns of record or beneficially more than 5% of such stock:

  Name and Address                     Amount and Nature          Percent
 of Beneficial Owner               of Beneficial Ownership       of Class

Linda R. Watson (1)                       1,043,066                73.63%
9811 Anderson Mill Road
Austin, Texas 78750

Wistar Morris, III (2)                      102,151                 7.21%
Boenning & Scattergood, Inc.
4 Tower Bridge, Suite 300
200 Barr Harbor Drive
West Conschohocken, PA 19428-2979

(1) 26,000 shares are owned directly; 992,626 shares are owned by Robert Watson, Inc., of which Linda R. Watson is President and controlling stockholder; and she is the beneficiary of 24,440 shares held in a retirement trust belonging to Robert N. Watson, Jr. Linda R. Watson exercises shared voting and investment powers as one of the three directors of Robert Watson, Inc. William Watson is also a director of Robert Watson, Inc.

(2) Includes 51,584 shares held by his immediate family and as co-trustee for a foundation.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 24, 2003, the number of shares of outstanding Common Stock of the Company owned beneficially by each director and by all directors and officers of the Company as a group. In this table, ownership means the right to direct the voting or the sale of shares, even if those rights are shared with someone els.

   Name and Address                                  Percent
  of Beneficial Owner            Shares Owned        of Class


Robert Watson, Inc. (1)           992,626              70.07%
9811 Anderson Mill Road
Austin, Texas 78750

Linda R. Watson (2) (3)         1,043,066              73.63%
9811 Anderson Mill Road
Austin, Texas 78750

William G. Watson (3) (4)          28,024               1.98%
PO Box 2253
Midland, Texas 79702

Robert L. Patterson (3)            30,250               2.13%
P.O. Box 26296
Austin, Texas 78755

Teresa Nuckols                        900                .06%
9811 Anderson Mill Rd.
Austin, Texas 78750

Directors and Executive         1,102,240              77.81%
Officers as a group
(4 persons)

(1) Robert Watson, Inc. owns directly and of record 992,626 shares of common stock of the Company which shares may be regarded as also owned indirectly and beneficially by Linda R. Watson, since she is the beneficiary of 100% of the common stock in Robert Watson, Inc.

(2) Includes 26,000 shares owned directly; 992,626 shares owned by Robert Watson, Inc. of which Linda R. Watson is President and controlling stockholder; and she is the beneficiary of 24,440 shares held in a retirement trust belonging to Robert N. Watson, Jr.

(3) Linda R. Watson, William G. Watson, and Robert L. Patterson are directors of the Company.

(4) Includes 1,875 shares held jointly with his spouse; and 3,125 shares owned through his corporation, William Watson, Inc.


                                ELECTION OF DIRECTORS

A board of three directors is to be elected, with each director to hold office until the next annual meeting and until his successor is elected and qualified. The person named as proxies in the enclosed proxy have been designated by management and intend to vote for the election of the Board of Directors of the persons named below. Although management has no reason to believe that any of the nominees named below will be unable to serve as director, if any nominee withdraws or otherwise becomes unavailable to serve, the person named as proxies will vote for any substitute nominee designated by management.


Certain information concerning  the nominees is set forth below:

                            Director
    Name                      Since              Principal Occupation
--------------------------------------------------------------------------
William G. Watson             2002               President of the Company

Linda R. Watson               1982               Chairman of the Company

Robert L. Patterson           1983               Independent Consulting
                                                   Petroleum Engineer

William G. Watson (age 54), received his B.A. degree from Texas Tech University in 1970 and his M.S. degree from The University of Texas at Arlington in 1974. He has been a director or Robert Watson, Inc., and is a director and President of William Watson, Inc., an independent geological consulting firm, which he founded in 1983, for more than the last five years. He was a director and Vice President of the Company from 1982 until 1997. He was elected President of the Company on September 27, 2002, after the untimely death of the Company's President and CEO, Robert N. Watson, Jr.

Linda R. Watson (age 59), received her B.A. degree from The University of Texas at Austin in 1966. She has been a director and Secretary-Treasurer of Robert Watson, Inc., for more than the last five years and is now President of Robert Watson, Inc. She has been a Director of the Company since 1982. Also, she was the wife of Robert N. Watson, Jr.

Robert L. Patterson (age 63), received his B.S. and M.S. degrees from The University of Texas at Austin in 1963 and 1964. He was employed by Union Oil Company of California from 1965 through 1975, serving in various engineering capacities. He was a Vice President of Argonaut Energy Corporation from 1976 through 1982. He was the President of Medallion Equipment Corporation and President of Argonaut Energy Corporation from July, 1985 through January, 1989. He has been an independent consulting petroleum engineer since 1983.

During the year ended December 31, 2002, the Board of Directors met 7 times, with a majority of the members in attendance. The Board of Directors has not appointed any audit, nominating or compensating committees, or any committee performing similar functions.

                  EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Compensation of Executive Officers

The following sets forth in summary form the compensation received during each of the Company's last three complete fiscal years by the Chief Executive Officer of the Company. No other officers of the Company received salary, bonus or otherannual compensation in total, in excess of $100,000.


                          SUMMARY COMPENSATION TABLE


                        Annual Compensation           Long Term Compensation

Name and                                                  1980 Plan  All Other
Principal Position     Year  Salary    Bonus   Management  SARs(#) Compensation
                              ($)       ($)     Fees($)   /Options     ($)
------------------------------------------------------------------------------
Robert N. Watson, Jr.  2002   -0-       -0-   $210,000 (1)   -0-       -0-
 President, Principal
 Executive Officer,    2001   -0-       -0-   $201,000 (1)   -0-       -0-
 and Director to
 10/1/02               2000   -0-       -0-   $174,000 (1)   -0-       -0-
Linda R. Watson,
  Chairman of Board
  and Director

(1) Management services were provided by a firm owned by Robert N. Watson Jr., the President and CEO of the Company, until his untimely death in September 2002. Management services will continue under the same firm now owned by the Chairman of the Company.


Option/SAR Grants in Last Fiscal Year:
  No options/SARs were made during the last completed fiscal year to officers of the Company.

Long-Term Incentive Plan:
  The Company does not make any Long-Term Incentive Plans to its CEO or other executive officers.

Pension Plan Table:
  The Company does not provide any benefit or actuarial plan under which benefits are determined by final compensation and years of service to its CEO or other executive officers.

Ten-Year Option/SAR Repricing:
  The Company has had no repricing of any options/SAR during the last completed fiscal year.

Compensation of Directors:
  The Company compensates its non-salaried directors a $500 director's fee for serving as directors and attending meetings.

Options to Purchase Stock

The Company enacted an Incentive Stock Option Plan in 1980 which provides for the granting of options to officers, key employees and consultants for the purchase of a total of 150,000 shares of common stock of the Company. At December 31, 2002, none have been granted. The option prices may not be less than 100% of the market price on the date of the grant. Options granted under the plan must be exercised within five years of the date of grant in such amounts as the Board of Directors may determine.

Certain Transactions

The Company and a management firm owned by the Chairman of the Company have an agreement whereby the latter will provide the Company general corporate management services. This agreement is the same as could be obtained from an independent third party. The affiliated company received $17,500 per month, effective January 1, 2002, as compensation for performance of those services. During 2002, $210,000 was incurred under this agreement. On January 1, 2003,the Company renewed the agreement for $18,500 per month, until December 31, 2003.


                                    AUDITORS

Sprouse & Anderson, L.L.P., Certified Public Accountants, has been selected by the Board of Directors as independent auditors of the Company for the fiscal year December 31, 2003. This selection is being presented to shareholders for ratification.

Sprouse & Anderson, L.L.P. was engaged as independent auditors of the Company for the fiscal year ending December 31, 2002. Representatives of this firm will be present at the meeting and, while they do not plan to make a statement at the meeting, such representatives will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends an affirmative vote for this ratification.

                           VOTE REQUIRED FOR APPROVAL

For approval of Proposal 1 and 2, the affirmative vote of the holders of a majority of the shares voting at the Meeting shall be sufficient for the election of Directors and to ratify the selection of Sprouse & Anderson, L.L.P. as auditors.

Annual Report

The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (as filed with the Securities and Exchange Commission) is being mailed with the proxy materials and such report constitutes the Company's annual report to the shareholders for the year 2002. Exhibits to the Annual Report on Form 10-K will be provided to any shareholder upon written request and upon payment of a copying charge. Requests for exhibits should be directed to Linda R. Watson, 9811 Anderson Mill Road, Suite 202, Austin, Texas 78750.

Proposals for Next Annual Meeting

Any proposals of holders of Common Stock intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2004 must be received by the Company no later than January 12, 2004, in order to be included in the proxy statement and form of proxy relating to that meeting.

Other Information

Management of the Company knows of no other matters which are likely to be brought before the Annual Meeting; however, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote such proxy in accordance with their best judgment of such matters. Such proxies will also be voted with respect to matters incident to the conduct of the Annual Meeting.

                                              TERESA NUCKOLS
                                               Secretary


Austin, Texas
April 28, 2003